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                                February 8, 1999


Evercel, Inc.
3 Great Pasture Road
Danbury, Connecticut  06813

RE:  EVERCEL, INC. REGISTRATION STATEMENT ON FORM SB-2

Ladies and Gentlemen:

         We are general counsel to Evercel, Inc., a Delaware corporation (the "Company"). We have been asked to deliver this opinion in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form SB-2 (the "Registration Statement") relating to an offering pursuant to the issuance of approximately 1,389,000 transferable subscription rights (the "Rights"), each Right entitling the holder thereof to purchase one share of common stock, $.01 par value of the Company (the "Shares"). The Company has registered pursuant to the Registration Statement a total of 1,389,000 Rights and 1,697,350 Shares to be issued upon exercise of the Rights, upon the exercise of certain outstanding options, and upon the exercise by Burnham Securities Inc. and Loeb Partners Corporation of an option to purchase certain additional shares of the Company.

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

         1. A copy of the Form of Amended and Restated Certificate of Incorporation of the Company;

         2.    A copy of the Form of Restated By-laws of the Company;

         3. Certificates of the Secretary of the Company with respect to the proceedings of the stockholders and Board of Directors of the Company;

         4.    A specimen certificate of the Company for the Common Stock

         5.    A specimen Subscription Certificate for the Rights;

         6. The form of Rights Agent Agreement between the Company and Continental Stock Transfer and Trust Company; and

         7.    The Registration Statement.

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Evercel, Inc.
February 8, 1999
Page 2


         In giving our opinion, we have relied as to matters of fact upon certificates of public officials and officers of the Company. For purposes of this opinion we have assumed without any investigation (1) the legal capacity of each natural person and (2) the genuineness of each signature, the completeness of each document submitted to us as an original and the conformity with the original of each document submitted to us as a copy.

         Our opinion hereafter expressed is based solely upon (1) our review of the Documents, (2) discussions with certain officers of the Company with respect to the Documents, (3) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein and (4) such review of published sources of law as we have deemed necessary. We have assumed that the Form of Amended and Restated Certificate of Incorporation of the Company is adopted and filed with the Secretary of State of Delaware and the Form of Restated By-laws of the Company is adopted prior to the issuance of the Rights as contemplated by the Registration Statement.

         Based upon and subject to the foregoing, we are of the opinion that the Rights and the Shares have been duly authorized and, when issued as described in the Registration Statement, the Rights and the Shares will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm wherever it appears in the Registration Statement.

                                      Very truly yours,

                                      BROWN, RUDNICK, FREED & GESMER
                                      By:  Brown, Rudnick, Freed & Gesmer, Ltd.,
                                           a partner


                                      By:  /s/ Jayne M. Donegan
                                         ------------------------------------
                                          Jayne M. Donegan, a Member
                                              duly authorized